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                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     The undersigned, acting in the capacity or capacities stated opposite their respective names below, hereby constitute and appoint BARRY J. SHARP and WILLIAM
R. LURASCHI and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to sign for and in the name of the undersigned in the capacities indicated below the Company's Annual Report on Form 10-K and any and all amendments and supplements thereto.

SIGNATURE                       TITLE                          DATE

/s/ Roger W. Sant               Chairman of the Board and
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Roger W. Sant                   Director                       February 2, 2002

/s/ Dennis W. Bakke             President, Chief Executive
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Dennis W. Bakke                 Officer and Director           February 2, 2002

/s/ Alice F. Emerson            Director                       February 2, 2002
--------------------
Alice F. Emerson

/s/ Robert F. Hemphill, Jr.     Director                       February 2, 2002
---------------------------
Robert F. Hemphill, Jr.

/s/ Frank Jungers               Director                       February 2, 2002
-----------------
Frank Jungers

/s/ Philip Lader                Director                       February 2, 2002
----------------
Philip Lader

/s/ John H. McArthur            Director                       February 2, 2002
--------------------
John H. McArthur

/s/ Hazel R. O'Leary            Director                       February 2, 2002
--------------------
Hazel R. O'Leary

/s/ Thomas I. Unterberg         Director                       February 2, 2002
-----------------------
Thomas I. Unterberg

/s/ Robert H. Waterman, Jr.     Director                       February 2, 2002
---------------------------
Robert H. Waterman, Jr.